Exhibit 10.2

Summary of Guaranty Agreement between and by Xiangqian Li and Shenzhen Branch, China Developmemnt Bank (“China Development Bank”) dated December 26, 2006

Main contents:
Summary of the main articles
•	As guarantor, Xiangqian Li undertakes to provide guaranty for the Company’s indebtedness towards China Development Bank under the Loan Agreement No. 4403232712006060721 (“Master Agreement”);
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Secured items include the loan principal, interest, penalty interest, breach of contract compensation, damages, and all the expenses incurred for China Development Bank to realize its creditor’s right under the Master Agreement, such as litigation or arbitration fee, lawyer’s fee;

•	Method of Guaranty: the guaranty under this agreement is guaranty with joint and several liabilities.
•	Guaranty period: two years from the expiry date of each loan under the Master Agreement;
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Breach of Contract: In case of any economic loss incurred arising out of breach of this Agreement by the guarantor or because the warranties and representations by the guarantor are proved to be incorrect or misleading, the guarantor shall be liable to compensate.

Summary of the articles omitted:
•	Definition
•	The scope of guaranty
•	The method of guaranty
•	The time of guaranty
•	The Guarantor’s undertakings and representations
•	Obligations of the Guarantor
•	Breach of the agreement
•	Modification and transfer of the agreement
•	Dispute settlement
•	Miscellaneous
•	Validity